Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 30, 2020 on the financial statements of NB Crossroads Private Markets Access Fund LLC as of and for the period ended November 25, 2020 included in the registration statement on Form N-2 (No. 333-239934 and No. 811-23591) and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
November 30, 2020